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     Because  the  electronic  format  of filing  Form  N-SAR  does not  provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen High Yield Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      37,029,733        0.25             140,990,494       3.32


     Class B      15,487,174        0.23             63,890,652        3.32


     Class C      22,203,970        0.23             84,947,019        3.32


     Class I      3,329,864         0.26             18,209,773        3.32





     Evergreen Diversified Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      12,494,854        0.68             16,529,014        14.87


     Class B      1,004,242         0.57             1,503,445         14.87


     Class C      1,428,601         0.57             2,099,421         14.87


     Class I      134,349  0.72             190,237  14.87

















     Evergreen Strategic Income Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      11,021,445        0.35             32,875,145        6.53


     Class B      4,861,302         0.31             15,085,473        6.55


     Class C      3,819,193         0.31             12,155,128        6.54


     Class I      1,350,463         0.36             2,986,487         6.43








     Evergreen U.S. Government Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      2,965,158         0.30             9,302,285         10.09


     Class B      704,088  0.23             2,523,417         10.09


     Class C      266,828  0.23             973,569  10.09


     Class I      13,622,059        0.33             43,269,505        10.09


























     Evergreen Institutional Mortgage Portfolio

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class I      2,005,765         0.45             4,649,155         9.89